Exhibit 99

Patterson Companies Reports First Quarter Sales and Earnings

St. Paul, MN—August 24, 2006—Patterson Companies, Inc. (Nasdaq NMS: PDCO) today reported consolidated sales of $655,488,000 for the first quarter of fiscal 2007 ended July 29, 2006, an increase of 10% from $595,847,000 in the year-earlier quarter. Excluding the impact of two acquisitions in fiscal 2006, consolidated sales rose approximately 8%. Net income came to $43,254,000 or $0.31 per diluted share, excluding the impact of compensation expense under SFAS No. 123(R), which reduced net income to $41,584,000 or $0.30 per diluted share. In the first quarter of fiscal 2006, net income was $42,882,000, or $0.31 per diluted share.

As anticipated, first quarter earnings were affected by previously reported investments in people and infrastructure primarily at the Patterson Dental and Patterson Medical units. Below-plan sales of the CEREC 3D® dental restorative system and the erosion of margins on this product line due to promotional activity also had an impact on consolidated earnings for this period.

Patterson Dental, Patterson’s largest business, reported sales growth of 9% to $472,709,000 in the first quarter. The September 2005 acquisition of Accu-Bite, Inc., a Michigan-based dental distributor, accounted for approximately two percentage points of Patterson Dental’s first quarter sales growth.

•	Sales of consumable dental supplies and printed office products increased 11% in the first quarter. Excluding Accu-Bite, consumable sales were up 8%. Patterson Dental’s sales force totaled over 1,500 at July 29, 2006.

•	Sales of dental equipment increased 5% in the first quarter. Strong sales of basic equipment and software used in digital radiography installations more than offset reduced sales of CEREC 3D® dental restorative systems.

•	Sales of other services and products, consisting primarily of technical service parts and labor, software support services and artificial teeth increased 13% in the first quarter.

Sales of the Webster Veterinary unit increased 17% in the first quarter of fiscal 2007 to $100,114,000. Excluding the December 2005 acquisition of Intra Corp, developer and marketer of IntraVet veterinary practice management software, Webster’s sales rose 16%. Sales of Patterson Medical, Patterson’s rehabilitation supply and equipment unit, increased 5% in the first quarter to $82,665,000 in comparison to the year-earlier level. Excluding the June 2006 acquisition of Dale Professional Surgical Supply Co., Inc. and the February 2006 divestiture of a small operating division, Patterson Medical’s first quarter sales rose approximately 6%.

James W. Wiltz, president and chief executive officer, commented: “Our Patterson Dental unit benefited from strong sales of consumable dental supplies, which we believe is an indication of the robust condition of the North American dental market. Based upon our 10% first quarter sales growth of basic dental equipment and software, including digital radiography installations, we believe dentists are continuing to invest in their practices to strengthen productivity and provide improved clinical outcomes. Although CEREC sales were sluggish, we are convinced this CAD/CAM technology represents the future of dental restorative procedures and believe CEREC can penetrate a significant portion of North American dental offices in coming years.”

He continued: “Our veterinary supply business is continuing to perform at a high level. Sales growth for veterinary equipment was particularly strong during the quarter. Webster’s strategic emphasis on equipment has been strengthened by the acquisition of the IntraVet software product line, which positions us to offer veterinarians a value-added technology solution by maximizing the capabilities of digital radiography equipment. As reported earlier this month, George L. Henriques was named president of Webster Veterinary. He is committed to further strengthening the solid business foundation established by his predecessor, Jeffrey H. Webster, who recently resigned for personal reasons. Jeff will continue as a consultant through the end of the current fiscal year to ensure a smooth management transition.”

Wiltz added: “We also are encouraged by the improved sales growth at Patterson Medical. As we have previously discussed, Patterson Medical’s new management team is implementing a range of strategies aimed at generating stronger sales growth. As part of this program, we acquired New York-based Dale Surgical Supply, a full service dealer/distributor of rehabilitation equipment and related supplies that became Patterson Medical’s first branch office. This acquisition is strategically important because it marks our initial step toward establishing a branch office structure capable of supporting a full-service, value-added business model. Patterson Medical will open a branch office in Chicago later in this year’s second quarter, and we expect to open or acquire additional branch offices in fiscal 2007.”

Patterson is forecasting earnings of $0.33 to $0.35 per diluted share for the second quarter of fiscal 2007 ending October 28, 2006. This guidance incorporates stock compensation expense of approximately $0.01 per diluted share. Due to uncertainty over CEREC sales, Patterson reduced its full-year fiscal 2007 earnings guidance by $0.03 to a range of $1.58 to $1.61 per diluted share, or $1.54 to $1.57 after the estimated impact of stock compensation expense.

Impact of Compensation Expense Under SFAS No. 123(R)

Net income and earnings per share excluding the impact of compensation expense under SFAS No. 123(R) are considered non-GAAP financial measures. The company adopted SFAS No. 123(R) on April 30, 2006 using the modified prospective method. Management believes that reporting net income and earnings per share excluding the impact of compensation expense under SFAS No. 123(R) provides useful supplemental information that may enhance investors’ overall understanding of the company’s current financial performance and may enhance the comparability of results against comparable periods. Net income and earnings per share excluding the impact of SFAS No. 123(R) are used by management internally to measure the company’s profitability and performance, but should not be considered as an alternative to, or a substitute for, GAAP financial measures. A reconciliation of net income and earnings per share with and without the impact of SFAS No. 123(R) is included as a table attached to this press release.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	904/415-1415

First Quarter Conference Call and Replay

Patterson’s first quarter earnings conference call will start at 10:00 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. Listeners should go to this website at least 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived on Patterson’s web site. A replay of the first quarter conference call can be heard through August 31, 2006 by dialing 1-303-590-3000 and providing the 11068456 confirmation code.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended
	July 29, 2006	July 30, 2005
Net sales	$655,488	$595,847
Gross profit	222,414	207,244
Operating expenses	153,877	137,730

Operating income	68,537	69,514
Other expense, net	(1,841)	(1,012)

Income before taxes	66,696	68,502
Income taxes	25,112	25,620

Net income	$41,584	$42,882

Earnings per share:
Basic	$0.30	$0.31
Diluted	$0.30	$0.31
Shares:
Basic	138,208	137,309
Diluted	139,168	139,117

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PATTERSON COMPANIES, INC.

RECONCILIATION OF IMPACT OF SFAS NO. 123(R) ON EARNINGS

AND FINANCIAL RATIOS

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended
	July 29, 2006	July 30, 2005
NET INCOME:
GAAP net income	$41,584	$42,882

SFAS No. 123(R) expense, net of tax	1,670	—

Non-GAAP net income	$43,254	$42,882

DILUTED EARNINGS PER SHARE:
GAAP diluted earnings per share	$0.30	$0.31

SFAS No. 123(R) expense, net of tax	0.01	—

Non-GAAP diluted earnings per share	$0.31	$0.31

	Three Months Ended
	July 29, 2006		As reported July 30, 2005
	As reported	Excluding SFAS No. 123(R)
Gross margin	34.0%	34.0%	34.8%
Operating expenses as a % of net sales	23.5%	23.2%	23.1%
Operating income as a % of net sales	10.5%	10.8%	11.7%
Effective tax rate	37.7%	37.1%	37.4%
Return on net sales	6.3%	6.6%	7.2%

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	July 29, 2006	April 29, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$265,224	$224,392
Receivables, net	327,920	350,299
Inventory	261,959	244,709
Prepaid expenses and other current assets	25,802	27,974

Total current assets	880,905	847,374

Property and equipment, net	143,397	141,541
Goodwill and other intangible assets	766,834	764,214
Other	159,121	158,589

Total Assets	$1,950,257	$1,911,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$154,181	$173,957
Other accrued liabilities	163,274	145,663
Current maturities of long-term debt	90,029	90,027

Total current liabilities	407,484	409,647

Long-term debt	205,010	210,014
Other non-current liabilities	48,202	49,536

Total liabilities	660,696	669,197

Stockholders’ equity	1,289,561	1,242,521

Total Liabilities and Stockholders’ Equity	$1,950,257	$1,911,718

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PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 29, 2006	July 30, 2005
Consolidated Net Sales
Consumable and printed products	$433,815	$390,614
Equipment and software	169,445	159,789
Other	52,228	45,444

Total	$655,488	$595,847

Dental Supply
Consumable and printed products	$279,417	$251,730
Equipment and software	146,998	139,512
Other	46,294	40,814

Total	$472,709	$432,056

Rehabilitation Supply
Consumable and printed products	$61,786	$57,931
Equipment	17,146	17,256
Other	3,733	3,363

Total	$82,665	$78,550

Veterinary Supply
Consumable and printed products	$92,612	$80,953
Equipment and software	5,301	3,021
Other	2,201	1,267

Total	$100,114	$85,241

Other (Expense) Income, net
Interest income	$1,947	$2,096
Interest expense	(3,806)	(3,077)
Other	18	(31)

	$(1,841)	$(1,012)

Note: Certain amounts previously reported have been reclassified to conform with the current presentation.

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 29, 2006	July 30, 2005
Operating activities:
Net income	$41,584	$42,882
Depreciation & amortization	6,244	5,279
Share-based compensation	2,068	200
Change in assets and liabilities, net of acquired	2,626	(19,196)

Net cash provided by operating activities	52,522	29,165

Investing activities:
Additions to property and equipment, net	(6,665)	(16,295)
Acquisitions	(4,064)	—
Distribution agreement	—	(100,000)
Sale of investments, net	—	3,360

Net cash used in investing activities	(10,729)	(112,935)

Net cash used in financing activities	(961)	(3,575)

Net increase (decrease) in cash and cash equivalents	$40,832	$(87,345)